As filed with the Securities and Exchange Commission on January 6, 2020

Registration Nos. 033-44252,

033-43559,

033-57139,

033-57141,

333-47691,

333-67377,

333-69624,

333-133074,

333-142886,

333-170220,

333-170221,

333-197743,

333-217896

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8 REGISTRATION STATEMENT NO. 033-44252

POST-EFFECTIVE AMENDMENT TO

FORM S-8 REGISTRATION STATEMENT NO. 033-43559

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-57139

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-57141

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-47691

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-67377

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-69624

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-133074

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-142886

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-170220

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-170221

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-197743

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-217896

UNDER THE SECURITIES ACT OF 1933

PADDOCK ENTERPRISES, LLC

(Exact name of registrant as specified in its charter)

Delaware	84-4080822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Michael Owens Way
Perrysburg, Ohio 43551-2999

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED STOCK OPTION PLAN FOR KEY EMPLOYEES OF OWENS-ILLINOIS, INC.

EIGHTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. STOCK PURCHASE AND SAVINGS PROGRAM

AMENDED AND RESTATED 1997 EQUITY PARTICIPATION PLAN OF OWENS-ILLINOIS, INC.

OWENS-ILLINOIS DE PUERTO RICO LONG-TERM SAVINGS PLAN

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN FOR DIRECTORS OF OWENS-ILLINOIS, INC.

SEVENTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. LONG-TERM SAVINGS PLAN

SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC.  2005 INCENTIVE AWARD PLAN

OWENS-ILLINOIS, INC. AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

(Full title of the plan)

John Haudrich	Copy to:
Treasurer and Chief Financial Officer	Julia A. Thompson
Paddock Enterprises, LLC	Latham & Watkins LLP
One Michael Owens Way	555 11th Street, NW
Perrysburg, Ohio 43551-2999	Suite 1000
(567) 336-5000	Washington, DC 20004
(202) 637-2200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Paddock Enterprises, LLC, a Delaware limited liability company (“Paddock”) files this Post-Effective Amendment to deregister the remaining unissued shares of common stock, par value $.01 per share (the “Common Stock”), of Owens-Illinois, Inc., a Delaware corporation (“O-I”) and the associated plan interests that were registered for issuance under the following Registration Statements on Form S-8 (the “Registration Statements”) of O-I:

•                  Registration Statement No. 033-44252, as filed with the Securities and Exchange Commission (the “Commission”), pertaining to the registration of securities of O-I issuable under the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc.;

•                  Registration Statements Nos. 033-43559 and 033-57139, as filed with the Commission on October 28, 1991 and December 30, 1994, respectively, pertaining to the registration of a total of 8,000,000 shares of common stock, par value $.01 per share, of O-I (the “Common Stock”) issuable under the Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (formerly known as the Fourth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the plan title used in Registration Statements Nos. 033-43559 and 033-57139) and the Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (formerly known as the Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan and the Second Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, the plan titles used in Registration Statements Nos. 033-43559 and 033-57139);

•                  Registration Statement No. 333-47691 as filed with the Commission on March 10, 1998 pertaining to the registration of 10,000,000 shares of Common Stock issuable under the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. (formerly known as the 1997 Equity Participation Plan, the plan title used in Registration Statement No. 333-47691);

•                  Registration Statements Nos. 333-67377 and 333-69624, as filed with the Commission on November 17, 1998 and September 19, 2001, respectively, pertaining to the registration of a total of 14,000,000 shares of Common Stock issuable under the Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (formerly known as the Fifth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the plan title used in Registration Statements Nos. 333-67377 and 333-69624), the Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (formerly known as the Fourth Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, the plan title used in Registration Statements Nos. 333-67377 and 333-69624) and the Owens-Illinois De Puerto Rico Long-Term Savings Plan;

•                  Registration Statements Nos. 033-57141 and 333-142886, as filed with the Commission on December 30, 1994 and May 11, 2007, respectively, pertaining to the registration of 525,000 shares of Common Stock issuable under the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (formerly known as the Stock Option Plan for Directors of Owens-Illinois, Inc., the plan title used in Registration Statement No. 033-57141, and the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., the plan title used in Registration Statement No. 333-142886);

•                  Registration Statement No. 333-170220 as filed with the Commission on October 29, 2010 pertaining to the registration of 5,000,000 shares of Common Stock issuable under the Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (formerly known as the Sixth

Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the plan title used in Registration Statement No. 333-170220) and the Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan (formerly known as the Fifth Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, the plan title used in Registration Statement No. 333-170220);

•                  Registration Statements Nos. 333-133074, 333-170221 and 333-197743, as filed with the Commission on April 7, 2006, October 29, 2010 and July 30, 2014, respectively, pertaining to the registration of a total of 22,000,000 shares of Common Stock issuable under the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan (formerly known as the Owens-Illinois, Inc. 2005 Incentive Award Plan, the plan title used in Registration No. 333-133074, and the Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, the plan title used in Registration Statement No. 333-170221); and

•                  Registration Statement No. 333-217896 as filed with the Commission on May 11, 2017 pertaining to the registration of 5,500,000 shares of Common Stock issuable under the Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan (formerly known as the Owens-Illinois, Inc. 2017 Incentive Award Plan, the plan title used in Registration Statement No. 333-217896).

On December 26 and 27, 2019, O-I and O-I Glass, Inc., a Delaware corporation (“O-I Glass”), implemented a holding company reorganization (the “Corporate Modernization”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 26, 2019, among O-I, O-I Glass and Paddock.  Pursuant to the Corporate Modernization, O-I merged with and into Paddock, a direct wholly-owned subsidiary of O-I Glass and an indirect wholly-owned subsidiary of O-I, with Paddock surviving as the successor by merger to O-I under Delaware law and a direct wholly-owned subsidiary of O-I Glass (the “Merger”).   Upon the effectiveness of the Merger, each share of O-I stock held immediately prior to the Merger automatically converted into a right to receive an equivalent corresponding share of O-I Glass stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of O-I stock being converted.  Accordingly, Paddock hereby deregisters all shares of Common Stock remaining unissued under the Registration Statements, along with associated plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Perrysburg, state of Ohio, on the 6th day of January, 2020.

PADDOCK ENTERPRISES, LLC

BY	/s/ John Haudrich
John Haudrich Treasurer and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, David J. Gordon, John Haudrich and Randolph L. Burns and each of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Gordon	President and Chief Restructuring Officer	January 6, 2020
David J. Gordon	(Principal Executive Officer)

/s/ John Haudrich	Treasurer and Chief Financial Officer	January 6, 2020
John Haudrich	(Principal Financial Officer; Principal Accounting Officer)

/s/ Kevin Collins	Director	January 6, 2020
Kevin Collins

/s/ John Reynolds	Director	January 6, 2020
John Reynolds

/s/ Scott Gedris	Director	January 6, 2020
Scott Gedris